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                                                                    EXHIBIT 10.2


                                  Confidential

                                  AMENDMENT TO
                      MARKETING AND DEVELOPMENT AGREEMENT
                                      AND
                            STOCK PURCHASE AGREEMENT
                            ------------------------

  This amendment (the "Amendment") to the MARKETING AND DEVELOPMENT AGREEMENT (the "MDA") and the SECURITIES PURCHASE AGREEMENT (the "SPA"), each dated March 3, 2000 by and among Moviefone, Inc., a Delaware corporation, with offices at 335 Madison Avenue, 27th Floor, New York, NY 10017 (hereinafter referred to as "MF"), America Online, Inc., a Delaware Corporation with offices at 22000 AOL Way, Dulles, Virginia 20166 (hereinafter referred to as "AOL"), and Radiant Systems, Inc., a Georgia corporation, with principal offices at 3925 Brookside Parkway, Alpharetta, GA 30022 (hereinafter referred to as "RS"), is made and entered into as of March 19, 2001 (the "Amendment Effective Date"). MF, AOL and RS may be referred to individually as a "Party" and collectively as the "Parties".

                                     Terms
                                     -----

     WHEREAS, MF, AOL and RS have previously entered into the MDA and the SPA. The Parties wish to amend the MDA and the SPA as described in this Amendment pursuant to Section 14.9 of the MDA and Section 5(a) of the SPA. Capitalized terms used but not defined herein shall be as defined in the MDA or the SPA.

  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MF, AOL and RS, intending to be legally bound, hereby agree as follows:


1.      RS Subsidiary Investment. Sections 1.9, 1.21, 1.22 and 1.50 and Article
        ------------------------
        5 of the MDA are hereby deleted in their entirety retroactive to the Effective Date of the MDA, and each Party is hereby relieved of, and released and discharged from, any obligations it has ever had under
        Article 5 of the MDA. The Parties intend to investigate areas where POS systems and online service businesses converge and in which they can work together in the future, but neither Party shall be obligated to the other with respect to such intention.

2.      RS Covenant.  If RS is in compliance in all material respects with the
        -----------
        terms and conditions of the MDA and that certain Services Agreement by and between MF and RS of even date herewith on the date that is eight months after the Amendment Effective Date (the "RS Covenant Expiration Date"), then on and after the RS Covenant Expiration Date, Section 4.9 of the MDA shall be deemed deleted in its entirety retroactive to the Effective Date of the MDA and RS shall be relieved of, and released and discharged from, any obligations it ever had under Section 4.9 of the MDA. If as of the RS Covenant Expiration Date, MF shall have issued to RS a written notice of breach
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        or nonperformance under the MDA or Services Agreement, then RS shall have the right to cure such breach or nonperformance within sixty (60) days of its receipt of such written notice and should RS cure such breach or nonperformance, the Parties agree that the RS Covenant Expiration Date shall be deemed the date on which such cure is effected.

3.      Release.  Each Party, effective upon the Amendment Effective Date,
        -------
        hereby releases and discharges each other Party and each of their respective affiliates, and each of their respective agents, officers, directors, shareholders, employees, attorneys and representatives, as well as their respective successors and assigns, from all actions, causes of action, suits, claims, damages, losses, liabilities, and demands whatsoever, of whatever kind or nature, in contract or in tort, in law or equity, pursuant to federal, state or local statute, rule, ordinance or regulation, known or unknown, vested or contingent, matured or unmatured, disputed or undisputed, which the Party or any party claiming by or through the Party, ever had, or now has, for, upon or by reason of any breach of the MDA, from the beginning of the world until the Amendment Effective Date; provided that any claim for indemnification that a Party may have pursuant to Article XI of the MDA shall not be released hereby.

4.      Additional Modifications to MDA.  AOL and MF hereby agree that RS is
        -------------------------------
        hereby relieved of, and released and discharged from, any obligations it has ever had under the following provisions of the MDA: Article 2 (except the last two sentences of Section 2.2), Section 3.8, Section 4.2, Section 4.3, the second part of the initial sentence of Section 4.7 commencing with ", provided that", Section 4.14 and Section 6.1.3. Additionally, once Section 4.9 is deleted pursuant to Paragraph 2 above, if ever, RS shall be relieved of and released and discharged from, any obligations it ever had under Section 4.6. Notwithstanding anything to the contrary set forth herein or in Section 2.3 of the MDA, MF acknowledges and agrees that RS has completely fulfilled its obligation to develop the Initial Enhanced POS System in accordance with its obligations under the MDA.

5.      Future Cooperation.  Upon the request of any Party, the other Parties
        ------------------
        agree to discuss future opportunities regarding POS Systems accessible to the public via the Internet or other online connectivity.

6.      Sale of Stock.  Section 4(b) of the SPA is hereby deleted in its
        -------------
        entirety and replaced with the following:

        "Restrictions on the Sales of Shares.  The Purchaser hereby agrees that
        -----------------------------------
        for a period beginning on March 19, 2001 and ending on the earlier of
        (a) 12 months after March 19, 2001 or (b) the date Company no longer complies in all material respects with its obligations under Section 4.9 of the Marketing Agreement (the "Period"), the Purchaser will not sell or otherwise dispose of any of the Shares, provided that the foregoing restriction shall not apply with respect to any sale or disposition (i) to an affiliate of the Purchaser who agrees to be bound by this Section 4(b), (ii) effected after any material breach by the Company of its obligations under Article 2, Article 3 or Section 10.2 of the Marketing Agreement, or (iii) effected

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        after the occurrence of a Change of Control Event or delivery of an
        Insider Sale Notice with respect to such sale or disposition. Notwithstanding the foregoing, within the Period, the Purchaser may upon ten (10) days written notice to Company, immediately divest the Shares if Company takes any action which is contrary to any of the obligations of Purchaser described in Section 4.9 of the Marketing Agreement (subject to compliance with the terms of this Agreement relating to any divestiture or sale of the Shares by Purchaser), regardless of whether
        Section 4.9 of the Marketing Agreement has expired or been terminated by the Parties at the time of such action. Additionally, within the Period, the Purchaser may divest during a calendar quarter, a number of Shares with a value not to exceed one million dollars ($1,000,000) (such value to be the actual sales price of the Shares that are divested), such divestiture(s) to be subject to compliance with the terms of this Agreement relating to the divestiture or sale of the Shares by Purchaser.

7.      Miscellaneous.
        -------------

        a. This Amendment is supplementary to and modifies the MDA and SPA, as appropriate. The terms of this Amendment supersede provisions of the MDA and SPA only to the extent expressly provided herein. However, nothing contained in this Amendment should be interpreted as invalidating the MDA or SPA, and provisions of the MDA and SPA as modified by this Amendment will continue to govern relations between the Parties.

        b. This Amendment shall inure to the benefit of and be binding upon each of the Parties hereto and their respective successors and permitted assigns.

        c. This Amendment may be executed in any number of counterparts and may be executed by facsimile signature. All counterparts shall collectively constitute one and the same Amendment.

        d. The terms and conditions contained in the MDA and SPA as modified by this Amendment constitute the entire agreement among the Parties relating to the subject matter hereof and shall supersede all previous agreements and communications between the Parties with respect to the subject matter of this Agreement. No Party has entered into this Amendment in reliance upon any representation, warranty, covenant or undertaking of any other Party that is not set out or referred to in this Amendment.

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  IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the
MARKETING AND DEVELOPMENT AGREEMENT and the SECURITIES PURCHASE AGREEMENT to be effective for all purposes as of the Amendment Effective Date.



AMERICA ONLINE, INC.                        RADIANT SYSTEMS, INC.


By:    /s/ Ronald E. Grant                  By:    /s/ Chris Lybeer
       -----------------------------               -----------------------------
Name:  Ronald E. Grant                      Name:  Chris Lybeer
       -----------------------------               -----------------------------
Title: Senior Vice President                Title: Vice President
       -----------------------------               -----------------------------


MOVIEFONE, INC.


By:    /s/ Ronald E. Grant
       -----------------------------
Name:  Ronald E. Grant
       -----------------------------
Title: Senior Vice President
       -----------------------------

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